FOR IMMEDIATE RELEASE	                        Contact:  David Spiegel
Page 1 of 2						                  (954) 971-0600

THE STEPHAN CO. ANNOUNCES DELAY IN FILING OF FORM 10-Q FOR
THE QUARTER ENDED MARCH 31, 2005

Ft. Lauderdale, FL, May 24, 2005 -- The Stephan Co. (AMEX: TSC) (the "Company") announced today that the filing of the Company's Quarterly Report on Form 10-Q ("10-Q") with the Securities and Exchange Commission ("SEC") for the quarter ended March 31, 2005, would be delayed beyond May 23, 2005.

In a "comment letter" received from the SEC with respect to the Company's preliminary proxy materials and related financial statements for fiscal year 2003, and certain subsequent quarters, the SEC questioned the Company's valuation of long-term inventory. The Company, working with its independent auditors, has responded to several follow-up inquiries from the SEC regarding this matter; however, to date there has been no resolution of this matter. While the Company is working to resolve the issues relating to the comment letter, at this time management is unable to determine the date on which it will be able to file its Form 10-K for the year ended December 31, 2004. Until this issue is resolved, our auditors will be unable to review the 10-Q for the quarter ended March 31, 2005.

It is currently anticipated that subject to potential adjustments as a result of the quarterly review process to be performed by our independent auditors, the Company expects its net income to be substantially the same as the comparable first quarter of 2004, on sales of approximately $5.5 million, compared to sales of slightly less than $6 million for the quarter ended March 31, 2004.

As indicated in previous periodic filings with the SEC, the Company was not in compliance with Section 704 of the AMEX Company guide in that it has not held an annual meeting of stockholders since September 1, 2000. In connection with its continuing efforts to schedule an annual meeting of stockholders, the Company continues to work closely with its auditors and the SEC to fully respond to the remaining SEC comments with respect to the valuation of certain long-term inventory; however, it would appear that the Company will be unable to comply with the May 31, 2005 deadline to hold an annual meeting of stockholders. The Company had previously submitted a timetable to AMEX to bring it into full compliance with AMEX continued listing standards by May 31, 2005. The Company has previously been advised that failure to meet this deadline of May 31, 2005 may cause the Company's common stock to be de-listed.

Management of the Company will continue to keep shareholders apprised of any developments in connection with the above.


Page 2 of 2

The Stephan Co. is engaged in the manufacture, distribution, and marketing of personal and hair care products.


Statements contained in this news release not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements.

These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by the Company's independent auditors with respect to any restatement of the Company's historic financial statements, the continuing possibility of delisting of the Company's common stock from the American Stock Exchange and the repercussions from any such delisting, the continuing risks associated with the Company's failure to be in compliance with its periodic reporting requirements with the Securities and Exchange Commission, appropriate valuation of the Company's assets, demand for the Company's products, competition from larger and/or more experienced suppliers of personal and hair care products, the Company's ability to continue to develop its markets, general economic conditions, governmental regulation, and other factors that may be more fully described in the Company's literature and periodic filings with the Securities and Exchange Commission.


AMERICAN STOCK EXCHANGE
SYMBOL - TSC